EVERGREEN EQUITY TRUST

                               200 Berkeley Street

                           Boston, Massachusetts 02116

                                                              May 11, 2001

Evergreen Distributor, Inc.
90 Park Avenue
New York, NY 10016

To Whom It May Concern:

Effective as of May 11, 2001, the Board of Trustees approved the renaming of the Class Y shares for each Fund within the Evergreen Equity Trust that offered Class Y shares as of this date to Class I shares. Other than the letter designation, there are no other changes to this class of shares.

      EVERGREEN EQUITY TRUST
          on behalf of:
      Evergreen Aggressive Growth Fund
      Evergreen Balanced Fund
      Evergreen Blue Chip Fund
      Evergreen Capital Growth Fund
      Evergreen Equity Income Fund
      Evergreen Foundation Fund
      Evergreen Fund
      Evergreen Growth and Income Fund
      Evergreen Growth Fund
      Evergreen Health Care Fund
      Evergreen Large Company Growth Fund
      Evergreen Masters Fund
      Evergreen Omega Fund
      Evergreen Premier 20 Fund
      Evergreen Small Cap Value Fund
      Evergreen Small Company Growth Fund
      Evergreen Stock Selector Fund
      Evergreen Tax Strategic Equity Fund
      Evergreen Tax Strategic Foundation Fund
      Evergreen Technology Fund
      Evergreen Utility and Telecommunications Fund
      Evergreen Value Fund


                                        By: /s/ Maureen E. Towle

                                            Maureen E. Towle
                                            Assistant Secretary

Accepted and Agreed:

EVERGREEN DISTRIBUTOR, INC.


By:      /s/ William J. Tomko

         William J. Tomko, President

Dated as of May 11, 2001


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                        PRINCIPAL UNDERWRITING AGREEMENT

                             EVERGREEN EQUITY TRUST

                                 CLASS Y SHARES

         AGREEMENT made this 18th day of September, 1997 by and between Evergreen Equity Trust on behalf of its series listed on Exhibit A attached hereto (such Trust and series referred to herein as "Fund" individually or "Funds" collectively) and Evergreen Distributor, Inc., a Delaware corporation ("Principal Underwriter").

         It is hereby mutually agreed as follows:

         1. The Fund hereby appoints Principal Underwriter a principal underwriter of the Class Y shares of beneficial interest of the Fund ("Shares") as an independent contractor upon the terms and conditions hereinafter set forth. Except as the Fund may from time to time agree, Principal Underwriter will act as agent for the Fund and not as principal.

         2. Principal Underwriter will use its best efforts to find purchasers for the Shares, to promote distribution of the Shares and may obtain orders from brokers, dealers or other persons for sales of Shares to them. No such brokers, dealers or other persons shall have any authority to act as agent for the Fund; such brokers, dealers or other persons shall act only as principal in the sale of Shares.

         3. Sales of Shares by Principal Underwriter shall be at the applicable public offering price determined in the manner set forth in the prospectus and/or statement of additional information of the Fund current at the time of the Fund's acceptance of the order for Shares. Principal Underwriter shall have the right to sell Shares at net asset value, if such sale is permissible under and consistent with applicable statutes, rules, regulations and orders. All orders shall be subject to acceptance by the Fund, and the Fund reserves the right, in its sole discretion, to reject any order received. The Fund shall not be liable to anyone for failure to accept any order.

         4. On all sales of Shares, the Fund shall receive the current net asset value.

         5. Payment to the Fund for Shares shall be in New York or Boston Clearing House funds received by Principal Underwriter within three (3) business days after notice of acceptance of the purchase order and the amount of the applicable public offering price has been given to the purchaser. If such payment is not received within such three-day period, the Fund reserves the right, without further notice, forthwith to cancel its acceptance of any such order. The Fund shall pay such issue taxes as may be required by law in connection with the issuance of the Shares.


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                                        6

         6. Principal Underwriter shall not make in connection with any sale or solicitation of a sale of the Shares any representations concerning the Shares except those contained in the then current prospectus and/or statement of additional information covering the Shares and in printed information approved by the Fund as information supplemental to such prospectus and statement of additional information. Copies of the then current prospectus and statement of additional information and any such printed supplemental information will be supplied by the Fund to Principal Underwriter in reasonable quantities upon request.

         7. Principal Underwriter agrees to comply with the Business Conduct Rules of the National Association of Securities Dealers, Inc.

         8. The Fund appoints Principal Underwriter as its agent to accept orders for redemptions and repurchases of Shares at values and in the manner determined in accordance with the then current prospectus and/or statement of additional information of the Fund.

         9. The Fund agrees to indemnify and hold harmless the Principal Underwriter, its officers and Directors and each person, if any, who controls the Principal Underwriter within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act"), against any losses, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Principal Underwriter, its officers, Directors or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon

                  a) any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or

                  b) any omission or alleged omission to state a material fact required to be stated in the Fund's registration statement, prospectus or statement of additional information necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance and in conformity with information furnished to the Fund by the Principal Underwriter for use in the Fund's registration statement, prospectus or statement of additional information, such indemnification is not applicable. In no case shall the Fund indemnify the Principal Underwriter or its controlling person as to any amounts incurred for any liability arising out of or based upon any action for which the Principal Underwriter, its officers and Directors or any controlling person would otherwise be subject to liability by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its obligations and duties under this Agreement.

         10. The Principal Underwriter agrees to indemnify and hold harmless the Fund, its officers, Trustees and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any legal fees incurred in connection therewith) which the Fund, its officers, Trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise arising out of the acquisition of any Shares by any person which

                  a) may be based upon any wrongful act by the Principal Underwriter or any of its employees or representatives, or

                  b) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Fund by the Principal Underwriter.

         11. The Fund agrees to execute such papers and to do such acts and things as shall from time to time be reasonably requested by Principal Underwriter for the purpose of qualifying the Shares for sale under the so-called "blue sky" laws of any state or for registering Shares under the 1933 Act or the Fund under the Investment Company Act of 1940 ("1940 Act"). Principal Underwriter shall bear the expense of preparing, printing and distributing advertising, sales literature, prospectuses and statements of additional information. The Fund shall bear the expense of registering Shares under the 1933 Act and the Fund under the 1940 Act, qualifying Shares for sale under the so-called "blue sky" laws of any state, the preparation and printing of prospectuses, statements of additional information and reports required to be filed with the Securities and Exchange Commission and other authorities, the preparation, printing and mailing of prospectuses and statements of additional information to shareholders of the Fund, and the direct expenses of the issuance of Shares.

         12. This Agreement shall become effective as of the date of the commencement of operations of the Fund and shall remain in force for two years unless sooner terminated or continued as provided below. This Agreement shall continue in effect after such term if its continuance is specifically approved by a majority of the Trustees of the Fund at least annually in accordance with the 1940 Act and the rules and regulations thereunder.

         This Agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Trustees or by a vote of a majority of the Fund's outstanding Shares on not more than sixty (60) days written notice to any other party to the Agreement; and shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         13. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts. All sales hereunder are to be made, and title to the Shares shall pass, in Boston, Massachusetts.


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         14. The Fund is a series of a Delaware business trust established under a Declaration of Trust, as it may be amended from time to time. The obligations of the Fund are not personally binding upon, nor shall recourse be had against, the private property of any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the property of the Fund shall be bound.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized at Boston, Massachusetts, as of the day and year first written above.

                                                     EVERGREEN EQUITY TRUST



                                       By:

                                                     EVERGREEN DISTRIBUTOR, INC.



                                       By:

F:\DC\CEF\SALEM006\AGREEMEN\EVEGY.AGR:1/19/98


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                                               As of March 1, 2002

                                    EXHIBIT A

         EVERGREEN EQUITY TRUST

                  Balanced Funds

                  Evergreen Balanced Fund
                  Evergreen Foundation Fund
                  Evergreen Tax Strategic Foundation Fund

                  Growth and Income Funds

                  Evergreen Blue Chip Fund
                  Evergreen Equity Income Fund
                        (formerly Evergreen Income and Growth Fund)
                  Evergreen Growth and Income Fund
                  Evergreen Small Cap Value Fund
                  Evergreen Value Fund
                  Evergreen Special Values Fund

                  Domestic Growth Funds

                  Evergreen Aggressive Growth Fund
                  Evergreen Capital Growth Fund
                  Evergreen  Fund
                  Evergreen  Growth Fund
                  Evergreen  Masters Fund
                  Evergreen  Omega Fund
                  Evergreen  Small  Company  Growth  Fund
                  Evergreen  Stock Selector Fund
                  Evergreen  Large Company Growth Fund
                       (formerly Evergreen Strategic Growth Fund)
                  Evergreen Premier 20 Fund (effective 11/1/00)
                  Evergreen Tax Strategic Equity Fund

                  Sector Funds

                  Evergreen Health Care Fund
                  Evergreen Technology Fund
                  Evergreen Utility and Telecommunications Fund
                           (formerly Evergreen Utility Fund, effective 1/1/01)